Exhibit 99.1

Goldrich Mining Announces Settlement of Arbitration

SPOKANE, WA – April 4, 2023 - Goldrich Mining Company (OTCBB: GRMC) (“Goldrich” or the “Company”) is pleased to announce the Company has signed a settlement agreement between Goldrich, NyacAU, LLC (“NyacAU”), Goldrich Placer, LLC (“GP”), Goldrich NyacAU Placer, LLC (“GNP”), Dr. J. Michael James, individually (“Dr. James”), and Bear Leasing, LLC (“Bear Leasing”) (each a “Party” and, collectively, the “Parties”).

William Schara, CEO of Goldrich, commented, “We started the arbitration process in 2017 and are extremely pleased to have this issue behind us and be able to move forward unfettered. Settlement of the arbitration will facilitate obtaining financing for the hard-rock exploration program as well as allow the Company to begin discussions with potential operators to re-commence placer production at the Chandalar mine. The Chandalar mine was one of the largest placer mines in North America when it last operated in 2017 and 2018.”

Subject to Goldrich making a payment of $105,000 to NyacAU by April 30, 2023, the settlement agreement, among other things, resolves all outstanding arbitration issues, awards, and orders and all outstanding issues before the Alaska superior court, including all court-entered judgments. The agreement also terminates and supersedes all prior agreements between all Parties except a security agreement between NyacAU and GNP to secure repayment of fifty percent (50%) of a funding mechanism known as Line of Credit 1 (LOC1), which was advanced by NyacAU to GNP. GNP was formally dissolved in 2019 but remains in a state of “winding up.”

Concurrent with signing the settlement agreement, Goldrich also signed an option agreement with the Parties. The option agreement, among other things, grants Goldrich, or its designee, the right, but not the obligation, to receive and assume the mining permits to mine the placer claims at the Chandalar mine. If the option is exercised, Goldrich, or its designee, would also obtain ownership of all camp facilities and mining equipment remaining at the Chandalar placer mine site owned by NyacAU and its affiliates. Currently Goldrich owns the claims but NyacAU is the named operator on the mining permits and is responsible for reclamation and the related costs.

To exercise the option, Goldrich, or its designee, must give written and electronic notice of its intent to do so by April 30, 2024 and pay $1,000,000 into escrow within five business days of giving notice. Upon exercise of the option, Goldrich or its designee would assume all reclamation responsibilities and liability and NyacAU would be released from any reclamation liability. Also, NyacAU would be entitled to limited payments out of the production of placer gold at the Chandalar placer mine up to the greater of eight million five hundred thousand dollars ($8,500,000) or 4,860 ounces of fine gold (the Maximum Amount). No production payment shall be due to NyacAU on the first 5,000 ounces of fine gold production. Thereafter, NyacAU would receive at least five percent (5%) of all production from the Chandalar placer mine until the Maximum Amount is paid. Additionally, after the first 5,000 ounces of fine gold production, NyacAU would be entitled to a minimum annual payment equal to the value of $120,000 or 68 fine gold ounces, whichever is greater, and such payment would apply towards the satisfaction of the Maximum Amount.

Goldrich Mining (OTCBB: GRMC) is a U.S. based resource company focused on developing the Chandalar gold district in Alaska, USA. The Company controls a land package spanning 23,000 acres of highly prospective gold targets and historic mines. Goldrich’s primary focus is the exploration and discovery of the hard-rock (lode) targets, which are the source of the placer deposit, while working to also build shareholder value by monetizing the placer assets.

For additional information regarding Goldrich Mining Company or this news release, contact Goldrich via telephone at (509) 535-7367 or info@goldrichmining.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements concern use of proceeds and potential exercise of the warrants. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, budgets, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might”, “should” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements. Investors should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks discussed in in the Company’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q under the heading “Risk Factors”, filed with the U.S. Securities and Exchange Commission (the “SEC”) and available on the SEC website or www.goldrichmining.com, as well as the Company’s other SEC filings. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.